Exhibit 23

               Consent of Independent Certified Public Accountant



Candies, Inc.
Valhalla, New York

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (Nos. 033-62697 and 333-07659) and on Form S-8 (Nos. 333-27655; 333-49178; 333-68906 and 333-75658) of Candies, Inc. of our reports dated April 18, 2003, except for Note 15 which is dated May 12, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.





/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
New York, New York

May 14, 2003